Exhibit 10.3

WHEN RECORDED, HOLD FOR
PICK-UP BY:

Fennemore Craig
Suite 2600
3003 North Central Avenue
Phoenix, Arizona 85012
Attention: William L. Kurtz

LOAN NO. 122503

DEED OF TRUST, ASSIGNMENT OF LEASES,
RENTS AND CONTRACTS, SECURITY AGREEMENT
AND
FIXTURE FILING

BETWEEN

AMERIVEST CAMELBACK INC., AN ARIZONA CORPORATION, AS TRUSTOR,

CHICAGO TITLE INSURANCE COMPANY, A MISSOURI CORPORATION,
AS TRUSTEE

AND

ALLSTATE LIFE INSURANCE COMPANY, AN ILLINOIS CORPORATION, AND
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
A NEW YORK CORPORATION,

AS BENEFICIARY

DATED: AUGUST 19, 2004

LOAN AMOUNT: $21,000,000

PROPERTY ADDRESS:
2710-2850 EAST CAMELBACK ROAD
PHOENIX, ARIZONA

TABLE OF CONTENTS

ARTICLE/SECTION		PAGE
ARTICLE I COVENANTS OF TRUSTOR
1.1	Performance of Obligations Secured
1.2	Insurance
1.3	Condemnation
1.4	Damage to Property
1.5	Escrow Fund for Condemnation and Insurance Proceeds
1.6	Taxes, Liens and Other Items
1.7	Assignment of Leases, Contracts, Rents and Profits
1.8	Due on Sale or Encumbrance
1.9	Preservation and Maintenance of Property
1.10	Use of Property
1.11	Alterations and Additions
1.12	Offset Certificates
1.13	Trustee’s Costs and Expenses
1.14	Protection of Security; Costs and Expenses
1.15	Trustor’s Covenants Respecting Collateral
1.16	Covenants Regarding Financial Statements
1.17	Environmental Covenants and Indemnities
1.18	Further Assurances
1.19	Trustor’s Continued Existence
ARTICLE II EVENTS OF DEFAULT
2.1	Monetary and Performance Defaults
2.2	Bankruptcy, Insolvency, Dissolution
2.3	Misrepresentation
2.4	Default under Subordinate Loans
2.5	Breach of Due on Sale or Encumbrance Provision
ARTICLE III REMEDIES
3.1	Acceleration
3.2	Entry
3.3	Judicial Action
3.4	Power of Sale
3.5	Rescission of Notice of Default
3.6	Beneficiary’s Remedies Respecting Collateral
3.7	Proceeds of Sales
3.8	Condemnation and Insurance Proceeds
3.9	Waiver of Marshaling, Rights of Redemption, Homestead and Valuation.
3.10	Remedies Cumulative
3.11	Nonrecourse
ARTICLE IV MISCELLANEOUS
4.1	Severability
4.2	Certain Charges and Brokerage Fees

i

4.3	Notices
4.4	Trustor Not Released; Certain Trustee Acts
4.5	Inspection
4.6	Release or Reconveyance or Cancellation
4.7	Statute of Limitations
4.8	Interpretation
4.9	Captions
4.10	Consent
4.11	Delegation to Subagents
4.12	Successors and Assigns
4.13	Governing Law
4.14	Substitution of Trustee
4.15	Changes in Taxation
4.16	Maximum Interest Rate
4.17	Time of Essence
4.18	Reproduction of Documents
4.19	No Oral Modifications
4.20	Trustee Provisions

ii

DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of August 19, 2004, from AMERIVEST CAMELBACK INC., an Arizona corporation, whose mailing address is 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222 (herein “Trustor”), to CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, whose mailing address is 2415 East Camelback Road, Suite 300, Phoenix, Arizona 85016 (herein “Trustee”), in favor of ALLSTATE LIFE INSURANCE COMPANY, an Illinois corporation (“ALIC”), and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation (“ALNY”), whose mailing address is Allstate Plaza South, 3075 Sanders Road, Suite G5C, Northbrook, Illinois 60062 (ALIC and ALNY are sometimes hereinafter referred to collectively as “Beneficiary”).

TRUSTOR, in consideration of the indebtedness herein recited and the trust herein created, hereby irrevocably grants, bargains, sells, mortgages, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s estate, right, title and interest in, to and under that certain real property located in Maricopa County, Arizona, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”);

TOGETHER with all of Trustor’s now or hereafter acquired estate, right, title and interest in, to and under all buildings, structures, improvements and fixtures now existing or hereafter erected on the Land and all right, title and interest, if any, of Trustor in and to the streets and roads, opened or proposed, abutting the Land to the center lines thereof, and strips within or adjoining the Land, the air space and right to use said air space above the Land, all rights of ingress and egress on or within the Land, all easements, rights and appurtenances thereto or used in connection with the Land, including, without limitation, all lateral support, alley and drainage rights, all revenues, income, rents, cash or security deposits, advance rental deposits, and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject however to the rights and authorities given herein to Trustor to collect and apply such revenues, and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, and water stock, all options to purchase or lease, all development or other rights relating to the Land or the operation thereof, or used in connection therewith, including all Trustor’s right, title and interest in all fixtures, attachments, partitions, machinery, equipment, building materials, appliances and goods of every nature whatever now or hereafter located on, or attached to, the Land, all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property; and Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the legal operation and effect of this Deed of Trust on any of the foregoing. All of the foregoing property described in this section (the “Improvements”) together with the Land, shall be hereinafter referred to as the “Property”.

TRUSTOR further hereby grants to Beneficiary a security interest in, and assigns, all of Trustor’s now existing or hereafter acquired right, title and interest in the following:

(A)          All equipment, fixtures, inventory, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Property now or any time hereafter owned or acquired by Trustor, wherever located and all products thereof whether in possession of Trustor or whether located on the Property or elsewhere;

(B)           To the extent such general intangibles are assignable, all general intangibles relating to design, development, operation, management and use of the Property, including, but not limited to, (i) all names under which or by which the Property may at any time be owned and operated or any variant thereof, and all goodwill in any way relating to the Property and all service marks and logotypes used in connection therewith, (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Property, (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the construction, use, occupation or operation of the Property, (iv) all materials prepared for filing or filed with any governmental agency, and (v) the books and records of Trustor relating to construction or operation of the Property;

(C)            All shares of stock or partnership interest or other evidence of ownership of any part of the Property that is owned by Trustor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Property provided, however, that the foregoing shall not include any ownership interests in Trustor;

(D)            All accounts, deposit accounts, supporting obligations, letter-of-credit rights, tax and insurance escrows held pursuant to this Deed of Trust, accounts receivable, instruments, documents, documents of title, general intangibles, payment intangibles, rights to payment of every kind, all of Trustor’s rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Property to the extent such are assignable;

(E)           All condemnation proceeds (including payments in lieu thereof) and insurance proceeds related to the Property;

TOGETHER with all additions to, substitutions for and the products of all of the above, and all proceeds therefrom, whether cash proceeds or noncash proceeds, received when any such property (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily. Such proceeds shall include any of the foregoing specifically described property of Trustor acquired with cash proceeds. Together with, and without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper, Deposit Accounts, Letter-of-Credit Rights, Investment Property, Equipment and General Intangibles arising from or used in connection with the Property, as those terms are defined in the Uniform Commercial Code from time to time in effect in the state in which the Property is located. (All of the foregoing including such products and proceeds thereof, are collectively referred to as “Collateral”.)

The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Property. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of the applicable provisions of the Uniform Commercial Code of the state in which the Property is located and the provisions of Exhibit B are, for that purpose, incorporated herein. This filing is to be recorded in the real estate records of the appropriate city, town or county in which the Property is located. In that regard, the following information is provided:

Name of Debtor:	AmeriVest Camelback Inc., an Arizona corporation

Address of Debtor:	See Section 4.3 hereof

Taxpayer Identification
Number of Debtor:	84-1240264

Organizational
Identification Number
of Debtor:	1113001-9

Name of Secured Party:	Allstate Life Insurance Company,
an Illinois corporation, and
Allstate Life Insurance Company of New York, a New York corporation

Address of Secured Party:	See Section 4.3 hereof.

Trustor warrants and agrees that, to its knowledge, there is no financing statement covering the foregoing Collateral, the Property, or any part thereof, on file in any public office.

HOWEVER, THIS IS A DEED OF TRUST, AND THIS CONVEYANCE IS MADE IN TRUST FOR THE FOLLOWING USES AND TRUST, AND FOR NO OTHER PURPOSES, AND FOR THE PURPOSE OF SECURING, IN SUCH ORDER OF PRIORITY AS BENEFICIARY MAY ELECT:

(A)            The repayment of the indebtedness evidenced by (i) that certain Mortgage Note (the “ALIC Note”) of even date herewith with a maturity date of September 5, 2014, executed by Trustor and payable to the order of ALIC, in the principal sum of SIXTEEN MILLION DOLLARS ($16,000,000), with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the ALIC Note), and all extensions, renewals, modifications, amendments and replacements thereof; and (ii) that certain Mortgage Note (the “ALNY Note”) of even date herewith with a maturity date of September 5, 2014, executed by Trustor and payable to the order of ALNY, in the principal sum of FIVE MILLION DOLLARS ($5,000,000), with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the ALNY Note), and all extensions, renewals, modifications, amendments and replacements thereof (the ALIC Note and the ALNY Note are sometimes hereinafter referred to individually as a “Note” and collectively as the “Notes”);

(B)            The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in Clause (C) below, with interest thereon at the rate provided herein or therein;

(C)            The performance of each and every covenant and agreement of Trustor contained (i) herein, in the Notes, or in any note evidencing a Future Advance (as hereinafter defined), and (ii) in the obligations of Trustor upon any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements (the foregoing shall not include the Commitment Letter between Trustor and Beneficiary or that certain Environmental Indemnity Agreement of even date herewith, among Trustor, AMERIVEST PROPERTIES INC., a Maryland corporation, and Beneficiary), assignments (both present and collateral) and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in clauses (A), (B) or (D) of this section or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in this Clause (C), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as “Related Agreements”) and all costs and expenses, including reasonable attorneys’ fees with respect to all such documents, including, without limitation, the negotiation and drafting of any loan settlement or workout agreement; and,

(D)            The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein and in the Related Agreements “Future Advance”).

Trustor makes the foregoing grant to Trustee to hold the Property and the Collateral in trust for the benefit of Beneficiary and for the purposes and upon the terms and conditions hereinafter set forth, subject to those exceptions (the “Permitted Exceptions”) shown in the title policy (the “Title Policy”) issued to Beneficiary and insuring the first lien position of this Deed of Trust.

TO HAVE AND TO HOLD THE SAME, together with the possession and right of possession of the Property and the Collateral, unto Beneficiary, its successors and assigns, forever.

ARTICLE I
COVENANTS OF TRUSTOR

To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.1 Performance of Obligations Secured. Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, the principal of and interest on any Future Advance, any Prepayment Premium and late charges provided for in the Notes or in any note evidencing a Future Advance, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Notes or in any note evidencing a Future Advance or in any of the Related Agreements.

1.2 Insurance. For all times during the period there remains any indebtedness under the Notes, or any and all other indebtedness (including without limitation Future Advances) secured by this Deed of Trust, Trustor shall keep the Property insured against all risks or hazards as Beneficiary may require. Such insurance shall be in policy form, amount and coverage satisfactory to Beneficiary, including, but not limited to:

(A)            Fire and extended coverage on an “all risk” replacement cost basis, in an amount equal to the insurable value of the Improvements, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Beneficiary;

(B)            General public liability insurance, in such form, amount and deductible reasonably satisfactory to Beneficiary, and naming Beneficiary c/o Beneficiary’s servicing agent, if any, as additional insured covering Beneficiary’s interest in the Property;

(C)            Business interruption or rent loss insurance endorsement in an amount at least equal to 100% of the sum of: annual debt service on the Notes, the annual debt service on any other financing permitted by Beneficiary, ground rents, if any, and operating expenses (without contribution from Trustor for a period of twelve (12) months), including, without limitation, real estate taxes and assessments and insurance, for the Property;

(D)            Flood insurance (whether or not available through the National Flood Insurance Program) sufficient to cover any damage which may be anticipated in the event of flood unless Trustor has provided Beneficiary evidence satisfactory to Beneficiary that no portion of the Property is located within the boundaries of the 100 year flood plain (Flood Zone A);

(E)           “Dram shop” insurance if alcoholic beverages are sold on the Property;

(F)           Boiler and machinery insurance when risks covered thereby are present and Beneficiary requires such insurance; and

(G)           Earthquake insurance if Beneficiary requires such insurance.

The insurance coverages described in subsections (A), (C), (D), (F) and (G) above shall name Beneficiary c/o Beneficiary’s servicing agent, if any, under a standard noncontributory mortgagee loss payable clause (and naming Beneficiary as loss payee for rent loss coverage) or otherwise directly insure Beneficiary’s interest in the Property. All losses under said insurance shall be payable to Beneficiary in the manner provided in Sections 1.4 and 1.5 hereof. All policies of insurance required under this Section 1.2 shall be with a company or companies with a policy rating of A- and financial rating of at least Class X in the most current edition of Best’s Key Rating Guide and authorized to do business in the state in which the Property is located. All policies of insurance shall provide that they will not be canceled or modified without thirty (30) days’ prior written notice to Beneficiary. True copies of the above mentioned insurance policies or evidence of such insurance (in the form of Acord Form 28) satisfactory to Beneficiary shall be delivered to and held by Beneficiary. True copies of all renewal and replacement policies or evidences of such insurance forms (Acord Form 28) thereof shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies. If any renewal or replacement policy is not obtained as required herein, Beneficiary is authorized to obtain the same in Trustor’s name and at Trustor’s expense. Beneficiary shall not by the fact of failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.3          Condemnation.

(A)          Immediately upon obtaining knowledge of the commencement or threat of any action in connection with (i) any condemnation, (ii) any other taking of the Property or any part thereof by any public authority or private entity having the power of eminent domain, or (iii) any conveyance in lieu of such condemnation or taking of the Property or any part thereof (“Condemnation”), Trustor shall notify Beneficiary in writing but in no event later than twenty (20) days after Trustor obtains knowledge of the commencement of or threat of a Condemnation. Beneficiary shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Beneficiary without Beneficiary’s prior consent.

(B)            If all or part of the Property is taken by Condemnation and Beneficiary in its reasonable judgment determines that the remainder of the Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then all proceeds of the Condemnation (“Condemnation Proceeds”) shall be paid over to Beneficiary and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys’ fees) of Beneficiary, if any, in connection with the recovery of such Condemnation Proceeds, and then, in the sole and absolute discretion of Beneficiary and without regard to the adequacy of its security under this Deed of Trust, shall be applied against all amounts due herein or under the Notes and any remaining Condemnation Proceeds shall be released to Trustor. Provided there is no Event of Default (as defined below) hereunder, full or partial prepayment of the Notes under this Section 1.3(B) shall not be subject to the Prepayment Premium; however, such partial prepayment shall not entitle Trustor to prepay the portion of the Notes remaining unpaid after application of the Condemnation Proceeds. Prepayment of the balance shall continue to be subject to the terms and conditions of the Notes, including the No-Prepayment Period and the Prepayment Premium described therein.

(C)            If less than all of the Property is taken by Condemnation and Beneficiary in its reasonable judgment determines that the remainder of the Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then Trustor shall diligently restore the Property to a condition and use as close as possible to its condition immediately prior to the Condemnation and all Condemnation Proceeds shall be made available to Trustor for such restoration. If the estimated cost of restoration, as reasonably determined by Beneficiary, is equal to or less than $500,000.00, all Condemnation Proceeds shall be released directly to Trustor for restoration of the Property. If the estimated cost of restoration exceeds $500,000.00, all Condemnation Proceeds shall be deposited into an escrow fund in accordance with Section 1.5 below. Beneficiary shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Beneficiary, at Trustor’s expense, to estimate the cost to restore the remaining portion of the Property. If the amount of the Condemnation Proceeds is not sufficient to restore the Property based on the opinion of an independent contractor or engineer, subject to revision as restorations are made, Trustor shall be obligated to pay the difference toward the restoration of the Property, prior to the disbursement of any Condemnation Proceeds to, or for the account of Trustor.

(D)      If an Event of Default exists at any time from the time of a Condemnation through the completion of restoration and payment of any Condemnation Proceeds, the use of the Condemnation Proceeds shall be governed by the remedies set forth in Article III below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then, the Condemnation Proceeds shall be held by Beneficiary or in the Escrow Fund (as defined below), as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period. The application of any Condemnation Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder, or invalidate any act done pursuant to any notice thereof.

1.4     Damage to Property.

(A)     Promptly upon obtaining knowledge of any damage to the Property or any part thereof with an estimated cost of restoration in excess of $25,000.00, but in no event later than five (5) days after Trustor obtains such knowledge, Trustor shall notify Beneficiary of such damage in writing. Trustor shall diligently restore the Property to the same condition that existed immediately prior to the damage whether or not insurance proceeds are sufficient for such restoration. All proceeds of any insurance on the Property (“Insurance Proceeds”) received by Trustor shall be applied to such restoration. Beneficiary shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Beneficiary, at Trustor’s expense, to estimate the cost to restore the Property to its original condition, which opinion may be revised as restorations are made. If the amount of the insurance proceeds is not sufficient to restore the Property based on an independent contractor’s or engineer’s opinion, subject to revision as restorations are made, Trustor shall be obligated to pay the difference toward the restoration of the Property, prior to the application of any Insurance Proceeds to such restoration as provided herein.

(B)      If the estimated cost of restoration is equal to or less than $500,000.00, Trustor shall promptly settle and adjust any claims under the insurance policies which insure against such risks and, upon receipt of the Insurance Proceeds, Trustee and Beneficiary shall deliver such to Trustor for use in restoration of the Property.

(C)       If the estimated cost of restoration is greater than $500,000.00, Beneficiary shall have the right, but not the obligation, to participate in the settlement of the insurance claims and may, in its commercially reasonable discretion, consent or withhold its consent to any settlement, adjustment, or compromise of such insurance claims and no such settlement, adjustment, or compromise shall be final or binding upon Beneficiary without its prior consent. Upon settlement of insurance claims, and if Trustor can demonstrate to the reasonable satisfaction of Beneficiary that the projected ratio of Net Operating Income, as defined below, to annual debt service due under the Notes and any other notes secured by the Property (“Debt Coverage Ratio”) will be at least 105% for the twelve months immediately following reconstruction of the Property, the insurance proceeds shall be deposited into an escrow fund in accordance with Section 1.5 below, prior to the disbursement of any Condemnation Proceeds to, or for the account of Trustor.

As used in this Deed of Trust, “Net Operating Income” shall mean: (i) all gross operating revenues anticipated to be received during the following twelve-month period based on leases in effect as of the date of calculation and only for such time as those leases are contracted to remain in effect without expiration by their terms or optional termination by the tenant (unless the tenant has waived its termination rights in writing or the term of the lease has been extended in writing), including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Trustor on loans to tenants, and fees and reimbursements for work performed for tenants by Trustor, less: (ii) all amounts, calculated on a pro forma basis, for the operation or maintenance of the Property for the following twelve-month period, including ground rents, the cost of property management (which shall be no less than 4% of gross revenues), maintenance, cleaning, security, landscaping, parking maintenance and utilities, and other costs and expenses approved in writing by Beneficiary and amounts reasonably estimated by Beneficiary for the payment of real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment; payments under the Notes shall not be included in Net Operating Income. Notwithstanding the foregoing, if any of the Related Agreements require a historical calculation of Net Operating Income, it shall be calculated on a cash basis for the previous twelve-month period as of the date of such calculation.

(D)            If in the reasonable judgment of Beneficiary the conditions of Paragraph 1.4(C) cannot be satisfied, then at any time from and after the occurrence of the damage, upon written notice to Trustor, Beneficiary may declare the entire balance of the Notes and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder or under this Deed of Trust, without any Prepayment Premium (provided no Event of Default then exists hereunder), to be immediately due and payable, and all insurance proceeds shall be applied by Beneficiary first to the reimbursement of any costs or expenses incurred by Beneficiary in connection with the damage or the determination to be made hereunder, and then to the payment of the indebtedness secured by this Deed of Trust in such order as Beneficiary may determine in its sole discretion.

(E)           Notwithstanding any provision herein to the contrary, if an Event of Default exists at any time from the time of damage through the completion of restoration and the final release of any Insurance Proceeds to Trustor, the use of the insurance proceeds shall be governed by the remedies set forth in Article III below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then the Insurance Proceeds shall be held by Beneficiary or in the Escrow Fund, as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period. The application of any Insurance Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder or invalidate any act done pursuant to any notice thereof.

1.5           Escrow Fund for Condemnation and Insurance Proceeds.

(A)            In the circumstances indicated above in Subsections 1.3(C) and 1.4(C), all Condemnation Proceeds and Insurance Proceeds (“Proceeds”) shall be deposited in an interest bearing escrow fund (“Escrow Fund”). The escrow agent and the form of the escrow agreement shall be satisfactory to Beneficiary and Trustor. The costs and fees of such escrow agent shall be paid by Trustor. If the amount of the Proceeds is not sufficient to restore the Property based on an independent contractor’s or engineer’s opinion obtained by Beneficiary at Trustor’s expense, subject to revision as restorations are made, Trustor shall be obligated to deposit in the Escrow Fund the difference between the contractor’s or engineer’s estimate and the amount of the Proceeds or deliver to the escrow agent an irrevocable, unconditional letter of credit issued in the amount of such difference in a form and by a financial institution acceptable to Beneficiary or other cash equivalent acceptable to Beneficiary. Trustor’s funds, if necessary, and the Proceeds shall be deposited into the Escrow Fund and shall not be released by the escrow agent unless used to restore the Property to its original condition and unless a disbursement agent satisfactory to Beneficiary and Trustor approves such disbursements from time to time. The escrow agreement shall provide that the escrow agent shall only disburse funds to Trustor so long as the restoration work is being diligently performed by Trustor and only after: (i) Trustor has delivered to Beneficiary and Beneficiary has approved the plans and specifications for the restoration of the Property; (ii) Trustor has executed a contract acceptable to Beneficiary with a general contractor reasonably acceptable to Beneficiary for the restoration of the Property; (iii) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors which may be partial to the extent of partial payments and which, in the case of releases, may be contingent upon payment if the escrow agent makes payment directly to such contractor or subcontractor; (iv) Trustor has furnished Beneficiary with an endorsement to the Title Policy showing no additional exceptions; and (v) Trustor has deposited its funds in the Escrow Fund as provided in this paragraph and has submitted such other documents and information as may be requested by Beneficiary to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by Beneficiary. If any requisition for payment of work performed is for an amount which would result in the remaining balance of the Escrow Fund to be insufficient to complete the remainder of the restoration, Trustor shall advance the requisite amount in cash to the Escrow Fund immediately upon written request from the disbursement agent or Beneficiary. Any failure by Trustor to satisfy any of the conditions to the disbursement of Proceeds set forth in this Paragraph upon demand by Beneficiary shall constitute a Performance Default, as hereinafter defined.

(B)            Any Proceeds and any interest thereon remaining in the Escrow Fund after payment of the costs to complete the restoration of the Property pursuant to the approved plans and specifications and the costs of the escrow agent shall be paid first, to Trustor to the extent of any funds of Trustor’s contributed to the restoration pursuant to Paragraph 1.5, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default, and thereafter at Beneficiary’s option, any remaining Proceeds may be applied to the prepayment of the Notes without payment of any Prepayment Premium. Full or partial prepayment of the Notes under the preceding sentences of this Section 1.5B shall not be subject to the Prepayment Premium; however, any such partial prepayment shall not entitle Trustor to prepay the portion of the Notes remaining unpaid after application of the Proceeds. Prepayment of the balance shall continue to be subject to the terms and conditions of the Notes, including the No-Prepayment Period and the Prepayment Premium described therein. If an Event of Default exists, the use of the Proceeds shall be governed by Article III below. If, however, an event exists which with notice, the passage of time, or both, could become an Event of Default, the remaining balance in the Escrow Fund shall be held by the escrow agent pending cure of the event prior to the expiration of any applicable cure or grace period.

1.6            Taxes, Liens and Other Items.

(A)            Trustor shall pay any and all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any accrued interest or penalty thereon, and any and all other items which are attributable to or affect the Property (collectively, “Impositions”) by making payment prior to delinquency directly to the payee thereof and promptly furnish copies of paid receipts for these to Beneficiary. Trustor shall promptly discharge or bond any lien or encumbrance on the Property whether or not said lien or encumbrance has or may attain priority over this Deed of Trust. This Deed of Trust shall be the sole encumbrance on the Property (other than the Permitted Exceptions and the lien for taxes not yet due and payable) and, if with the consent of Beneficiary it is not the sole encumbrance, then it shall be prior to any and all other liens or encumbrances on the Property. Trustor may in good faith and with due diligence protest the payment of any Imposition which it believes unwarranted or excessive and may defer payment of such Imposition pending conclusion of such contest if legally permitted to do so, provided that the priority of this Deed of Trust and Beneficiary’s security is not adversely affected and that Trustor shall have furnished Beneficiary or the taxing authority such security as may be required.

(B)            As further security for the payment of the Notes and the payment of real estate taxes, regular or special assessments and insurance premiums, Trustor shall deposit 1/12th of the annual amounts of such items as estimated by Beneficiary, with each monthly payment on the Notes, so that Beneficiary will hold a sufficient amount to pay all such charges not less than thirty (30) days prior to the date on which such items become due and payable. Beneficiary shall be furnished evidence to allow it to estimate such amounts, including paid receipts or annual insurance premium statements, assessment notices and tax receipts. All funds so deposited shall, until applied to the payment of the aforesaid items, as hereinafter provided, be held by Beneficiary without interest (except to the extent required under applicable law) and may be commingled with other funds of Beneficiary. All funds so deposited shall be applied to the payment of the aforesaid items only upon the satisfaction of the following conditions: (i) no Event of Default or event, which with notice or the passage of time or both could become an Event of Default, shall have occurred; (ii) Beneficiary shall have sufficient funds to pay the full amounts of such items (which funds may include amounts paid solely for such purpose by Trustor in addition to the escrowed funds); and (iii) Trustor shall have furnished Beneficiary with prior written notification that such items are due and with the bills and invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before policies of insurance lapse, as the case may be, and shall have deposited any additional funds as Beneficiary may determine as necessary to pay such items.

(C)            Beneficiary expressly disclaims any obligation to pay the aforesaid items unless and until Trustor complies with all of the provisions set forth in Subsections 1.6(A) and (B). Trustor hereby pledges and grants a security interest in any and all monies now or hereafter deposited pursuant to Subsection 1.6(B) as additional security for the Notes and Related Agreements. If any Event of Default shall have occurred, or if the Notes shall be accelerated as herein provided, all funds so deposited may, at Beneficiary’s option, be applied as determined solely by Beneficiary or to cure said Event of Default or as provided in this Section 1.6. In no event shall Trustor claim any credit against the principal and interest due hereunder for any payment or deposit for any of the aforesaid items.

1.7           Assiqnment of Leases, Contracts, Rents and Profits.

(A)            Trustor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over to Beneficiary, subject to all of the terms, covenants and conditions set forth herein, all of Trustor’s right, title and interest in and to the following whether arising under the “Leases” (as hereinafter defined), by statute, at law, in equity, or in any other way:

(1)             All of the leases of the Property which are in effect on the date hereof and all leases entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, and all other agreements affecting the same (the “Leases”) and all guaranties thereunder;

(2)             All of the rents, income, profits, revenue, security deposits, judgments, Condemnation Proceeds, Insurance Proceeds, unearned insurance premiums, all termination and/or cancellation payments received by Trustor in connection with any Lease, proceeds from the surrender, sale or other disposition of any Lease, any other fees or sums payable to Trustor or any other person as landlord and any award or payment in connection with any enforcement action of any Lease, including, without limitation, any award to Trustor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and Trustor’s right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, “Rents and Profits”); and

(3)             All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property and the Collateral entered into by, or inuring to the benefit of, Trustor (the “Contracts”).

(B)            Notwithstanding the provisions of Subsection 1.7(A), so long as no Event of Default is continuing, and, subject to Subsection 1.7(F) and Article III, Trustor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases; to let the Property subject to the terms hereof and to take all actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases and Contracts; provided, however, that all amounts so collected shall be applied toward operating expenses, real estate taxes and insurance relating to the Property, capital repair items necessary to the operation of the Property, and the payment of sums due and owing under the Notes and this Deed of Trust prior to any other expenditure or distribution by Trustor. During the continuation of an Event of Default (whether or not Beneficiary shall have exercised Beneficiary’s option to declare the Notes immediately due and payable), such license shall be automatically revoked without any action required by Beneficiary. Any amounts received by Trustor or its agents in the performance of any acts prohibited by the terms of this Deed of Trust, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Deed of Trust and any amounts received by Trustor as rents, income, issues or profits from the Property from and after the occurrence of an Event of Default under this Deed of Trust, the Notes, or any of the other Related Agreements, shall be held by Trustor as trustee for Beneficiary and all such amounts shall be accounted for to Beneficiary and shall not be commingled with other funds of Trustor. Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Beneficiary as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

(C)            During the continuation of an Event of Default, Beneficiary shall have the right but not the obligation to perform as landlord under the Leases and as a party under the Contracts. The assignment of Rents and Profits set forth herein constitutes an irrevocable direction and authorization to all tenants under the Leases to pay all Rents and Profits to Beneficiary upon demand and without further consent or other action by Trustor. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of

Trustor or in the name of Beneficiary, for all such Rents and Profits and apply the same to the indebtedness secured by this Deed of Trust.

(D)            Neither the foregoing assignment of Rents and Profits, Leases and Contracts to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article III shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property, unless Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Property by such receiver, be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property.

(E) In the event Beneficiary collects and receives any Rents and Profits under this Section 1.7 pursuant to any Monetary or Performance Default as defined in Section 2.1 hereof, such collection or receipt shall in no way constitute a curing of the Monetary or Performance Default.

(F) Trustor shall not, without the prior written consent of Beneficiary, (i) enter into any lease, extend or renew any Lease (other than extensions or renewals in accordance with the terms of a lease approved by Beneficiary), or consent to or permit the assignment or subletting of any Leases (other than assignments or subleases in accordance with the terms of a lease approved by Beneficiary), or amend or terminate any Lease; (ii) alter, modify, change or terminate the terms of any guaranties of any Leases; (iii) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases or in any other manner impair Beneficiary’s rights and interest with respect to the Rents and Profits; (iv) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits; or (v) collect rents more than 30 days prior to their due date. Notwithstanding the foregoing, so long as no Event of Default has occurred hereunder, Trustor may enter into Leases, extend or renew Leases, and permit the assignment or sublease of Leases which demise 20,000 rentable square feet or less for a term of five (5) years or less (“Non-material Leases”), provided they are on rental rates, including rental concessions, at least equal to that charged for comparable properties within the Property’s submarket area, have been negotiated at arm’s length, and do not contain material modifications to the form of lease previously approved by Beneficiary. Trustor may also amend Non-material Leases without Beneficiary’s prior written consent if, in Trustor’s prudent business judgment, such amendments are necessary and do not impair the value of the Property. Beneficiary will not unreasonably withhold or delay its consent to any lease submitted to it for approval. Any lease submitted for Beneficiary’s consent shall, at Beneficiary’s option, be accompanied by a Subordination, Non-Disturbance and Attornment Agreement in Beneficiary’s then current form. Trustor may also terminate leases of less than 6,500 rentable square feet without Beneficiary’s prior written consent if, in Trustor’s prudent business judgment, such termination is necessary and will not impair the value of the Property.

(G)            Trustor shall promptly give notice to Beneficiary of any and all monetary defaults or material non-monetary defaults of any of the tenants under any of the Leases meeting the criteria of a lease for which Beneficiary’s consent would have been required pursuant to Paragraph 1.7(F) regardless of whether such leases were executed before or after the date of this Deed of Trust, together with a complete copy of any notices delivered to or by the tenant as a result of such default. Beneficiary shall have the right, but not the obligation, to cure any default of Trustor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be indebtedness secured hereby.

(H)            Beneficiary shall have the right to approve any lease forms used by Trustor for lease of space in the Property, which approval shall not be unreasonably withheld, conditioned or delayed.

(I)           Trustor hereby represents, warrants and agrees that:

(1)               Trustor has the right, power and capacity to make this assignment and that no person, firm or corporation or other entity other than Trustor has or will have any right, title or interest in or to the Leases or the Rents and Profits.

(2)               Trustor shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases. Trustor shall enforce the performance of each obligation of the tenants under the Leases and will appear in and prosecute or defend any action connected with the Leases or the obligations of the tenants thereunder.

(J)             Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment. Trustor shall and does hereby agree to indemnify Beneficiary for and to defend and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under the Leases or under or by reason of this assignment, and from any and all claims whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on Beneficiary’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Beneficiary incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured by this Deed of Trust; and Trustor shall reimburse Beneficiary therefor immediately upon demand, and upon failure of Trustor to do so, Beneficiary may declare all sums so secured to be immediately due and payable.

(K)            Beneficiary may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

(L)             Nothing herein contained and no act done or omitted by Beneficiary pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Beneficiary of its other rights and remedies under the Notes and this Deed of Trust, and this assignment is made and accepted without prejudice to any of the other rights and remedies possessed by Beneficiary under the terms thereof. The right of Beneficiary to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Beneficiary either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both Trustor and Beneficiary that this assignment be supplementary to, and not in substitution or derogation of, any other provision contained in this Deed of Trust giving Beneficiary any interest in or rights with respect to the Leases or Rents and Profits.

(M)           Neither this assignment nor pursuit of any remedy hereunder by Beneficiary shall cause or constitute a merger of the interests of the tenant and Trustor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

(N)            Trustor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Beneficiary may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Beneficiary to enforce any right or rights hereunder.

1.8 Due on Sale or Encumbrance. Neither Trustor nor any principal of Trustor shall, without the prior written consent of Beneficiary: (i) create, effect, consent to, suffer to exist, assume, incur, permit (voluntarily or involuntarily, by operation of law or otherwise) any direct or indirect conveyance, sale, assignment, transfer, grant, lien, pledge, mortgage, security interest or other encumbrance or disposition (each of the foregoing defined as “Transfer”) of the Property or an interest therein; (ii) be divested of its title to the Property or any interest therein; (iii) enter into a contract to sell or grant an option to purchase all or any portion of the Property or any interest therein that results in a transfer of possession or of equitable title to the Property or any portion thereof prior to the payment of the Loan in accordance with its terms; (iv) enter into any lease giving the tenant any option to purchase the Property or any part thereof; (v) permit or suffer any Transfer of any direct or indirect ownership interest in Trustor or any indemnitor or guarantor under this Deed of Trust or any Related Agreement; (vi) permit or suffer any Transfer of any ownership interest in any direct or indirect owner of a legal or beneficial interest in Trustor (including, without limitation its general partners, members, trustees, beneficiaries or shareholders); (vii) permit or suffer the merger, dissolution, liquidation or consolidation of Trustor or any of the direct or indirect owners of Trustor or the conversion of one type of legal entity into another type of legal entity. Except as expressly consented to in writing by Beneficiary, Trustor shall not incur any additional indebtedness (secured or unsecured, direct or contingent) other than unsecured debt or trade payables incurred in the ordinary course of business in connection with the operation of the Property. Upon the occurrence of any of the prohibited actions specified herein, then Beneficiary shall have the right, at its option, to declare the indebtedness secured by this Deed of Trust immediately due and payable, irrespective of the maturity date specified in the Notes.

Notwithstanding the foregoing, it is understood and agreed by Beneficiary that AMERIVEST PROPERTIES INC., a Maryland corporation (“Properties”), may engage in the issuance and trading of stock in Properties as long as Properties maintains its status as a real estate investment trust.

1.9 Preservation and Maintenance of Property. Trustor shall hire competent and responsible property managers who shall be reasonably acceptable to Beneficiary. Trustor, at its sole cost and expense, shall keep the Property and every part thereof in good condition and repair (subject to ordinary wear and tear), in such a fashion that the value and utility of the Property will not be diminished and shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction with respect to the Property. All repairs, replacements and renewals shall be at least equal in quality to the original Improvements. Trustor shall not permit or commit any waste, impairment, or deterioration of the Property, nor commit, suffer or permit any act upon or use of the Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted, or in violation of any covenants, conditions or restrictions affecting the Property or bring or keep any article in the Property or cause or permit any condition to exist thereon which would be prohibited by or invalidate the insurance coverage required to be maintained hereunder. Trustor shall promptly bond or discharge any mechanics’ liens against the Property.

1.10 Use of Property. Except as may have been previously agreed in writing by Beneficiary, Trustor shall continue to operate the Property for the purposes for which it was used on the date hereof and for no other purpose. Trustor shall not make or suffer any improper or offensive use of the Property or any part thereof and will not use or permit to be used any part of the Property for any dangerous, noxious, offensive or unlawful trade or business or for any purpose which will reduce the value of the Property in any respect or will cause the Property or any part thereof or interest therein to be subject to forfeiture. Trustor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments relating or evidencing the same, in each case, to the extent compliance therewith is required of Trustor under the terms thereof. Trustor will not take any action which results in a forfeiture or termination of the rights afforded to Trustor under any such instruments and will not, without the prior written consent of Beneficiary, amend in any material respect any of such instruments. Trustor shall at all times comply with all laws affecting the Property and comply with any instruments of record at the time in force affecting the Property or any part thereof and shall procure, maintain and comply with all permits, licenses, and other authorizations required for any use of the Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements or any part thereof. Trustor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. In furtherance of the foregoing sentence, Trustor will not, by act or omission: (i) impair the integrity of the Property as a single zoning lot separate and apart from all other premises; or (ii) permit or suffer to permit the Property to be used by the public or any party in such manner as might make possible a claim of adverse usage or possession or any implied dedication or easement. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Trustor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary.

1.11 Alterations and Additions. Trustor shall not cause, suffer or permit:

(A)            Any material alterations of the Property except (i) as required by any law, statute, ordinance, order, rule, regulation, decree or other requirement of the United States, the applicable state or county in which the Property is located or any political subdivision of any of the foregoing, or any agency, department, commission, board, court, bureau or instrumentality of any of them (“Governmental Authority”) or by any condition of any approval, consent, registration, franchise, permit, license, variance, certificate of occupancy or other authorization with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Property and the actual and contemplated uses thereof, or (ii) as permitted or required to be made by the terms of any Leases approved by Beneficiary (with respect to work in any space demised thereunder);

(B)          Any demolition or removal of any portion of the Property;

(C)          Any change which would increase the risk of fire or other hazard;

(D)         Any zoning, reclassification with respect to the Property; or

(E)          Any unlawful use of, or nuisance to exist upon, the Property.

As used herein, the term “material alteration” shall mean any alteration, improvement or replacement (i) the cost of which (including any related alteration, improvement or replacement) shall exceed $420,000 (excluding tenant improvement work pursuant to Leases), or (ii) which materially and adversely affects the mechanical, electrical, heating, ventilating, air-conditioning or other building or operating systems of any of the Improvements, or materially and adversely affects the cost of operation or maintenance of any such building or operating systems, affects the structure or structural soundness of any of the improvements of the Property, or the exterior or appearance of the Property, or otherwise has a material adverse effect on the Property including the use and/or value thereof.

1.12 Offset Certificates. Trustor, within three (3) days upon request in person or within ten (10) days upon request by mail, shall furnish a written statement duly acknowledged and notarized, of all amounts due on any indebtedness secured hereby or secured by any of the Related Agreements, whether for principal or interest on the Notes or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.13 Trustee’s Costs and Expenses. Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel, in connection with the performance of its duties hereunder.

1.14 Protection of Security; Costs and Expenses.

(A)            In addition to any other rights or remedies of Beneficiary hereunder, under any of the Related Agreements, or in law or in equity, upon the occurrence and during the continuation of an Event of Default (or prior thereto after notice to Trustor, when possible, if Trustor is not paying or performing the act itself and Beneficiary determines in its sole good faith judgment that the same is necessary to preserve the Property or the lien of this Deed of Trust or any other collateral securing the indebtedness evidenced by the Notes, either before or after acceleration of the indebtedness) Beneficiary may, but shall not be required to, make any payment or perform any act required to be performed by Trustor hereunder or under any of the Related Agreements in any form and manner deemed expedient to Beneficiary, including, without limitation, if applicable: (i) paying any Impositions which remain unpaid; (ii) procuring the release, discharge, compromise or settlement of any lien filed or otherwise asserted against the Property which has not been discharged by Trustor in accordance with the provisions of this Deed of Trust or any of the other Related Agreements, and (iii) obtaining insurance policies where insurance coverage was required to be obtained hereunder and the required evidence that Trustor had obtained the same has not been delivered to Beneficiary as required hereunder. Nothing herein shall be construed to require Beneficiary to advance or expend monies for any purpose mentioned herein, or for any other purpose.

(B)            Trustor and its property manager, if applicable, shall appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or any additional or other security for the obligations secured hereby, or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses actually incurred, including, without limitation, cost of evidence of title and actual attorneys’ fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder or under any other security for the obligations secured hereby. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Property or any part thereof, including, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary may, but without obligation to do so and without notice to or demand upon Trustor, perform such covenant or agreement and compromise any encumbrance, charge or lien which in the judgment of Beneficiary appears to be prior or superior hereto. Trustor shall further pay all expenses of Beneficiary actually incurred (including reasonable and actual fees and disbursements of counsel) incident to the protection or enforcement of the rights of Beneficiary hereunder, and enforcement or collection of payment of the Notes or any Future Advance whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise.

(C)           Trustor shall pay to Beneficiary, immediately upon written notice from Beneficiary: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Beneficiary (exclusive of Beneficiary’s income taxes) by reason of the making or recording of the Notes, this Deed of Trust or any Related Agreement, and (ii) all intangible property taxes levied upon any holder of the Notes or Beneficiary under this Deed of Trust or secured party under the Related Agreements.

Any amounts disbursed by Beneficiary pursuant to this section or Section 1.13, including, without limitation, reasonable attorneys’ fees, whether or not the indebtedness as a result thereof shall exceed the face amount of the Notes, shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement shall become immediately due and payable on demand and shall bear interest at the Default Rate set forth in the Notes, from demand until paid. All such amounts shall be payable by Trustor immediately upon demand. Nothing contained in this section shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action.

1.15 Trustor’s Covenants Respecting Collateral.

(A)            Trustor authorizes Beneficiary to file financing and continuation statements covering the Collateral from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary’s security interest with respect to such property, and Trustor shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may require. For purpose of such filings, Trustor agrees to furnish any information requested by Beneficiary promptly upon request by Beneficiary describing the Collateral. Trustor hereby ratifies and approves all filings of financing statements, amendments, and continuations applicable to the Collateral made or filed by Beneficiary prior to the date of this Deed of Trust.

(B)            Without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto.

(C)           Without the prior written consent of Beneficiary or except in the ordinary course of business, Trustor shall not sell, transfer or encumber any of the

Collateral, or remove any of the Collateral from the Property unless Trustor shall promptly substitute and replace the property removed with similar property of at least equivalent value on which Beneficiary shall have a continuing security interest ranking at least equal in priority to Beneficiary’s security interest in the property removed.

(D)            Trustor shall (i) upon reasonable notice (unless an emergency or Event of Default exists) permit Beneficiary and its representatives to enter upon the Property to inspect the Collateral and Trustor’s books and records relating to the Collateral and make extracts therefrom and to arrange for verification of the amount of Collateral, under procedures acceptable to Beneficiary, directly with Trustor’s debtors or otherwise at Trustor’s expense; (ii) promptly notify Beneficiary of any attachment or other legal process levied against any of the Collateral and any information received by Trustor relative to the Collateral, Trustor’s debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Beneficiary in respect thereto; (iii) reimburse Beneficiary upon demand for any and all costs actually incurred, including, without limitation, reasonable and actual attorneys’ and accountants’ fees, and other expenses incurred in collecting any sums payable by Trustor under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (iv) notify Beneficiary of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of Trustor at which records relating to the Collateral are kept; (v) provide, maintain and deliver to Beneficiary originals or certified copies of the policies of insurance and certificates of insurance insuring the Collateral against loss or damage by such risks and in such amounts, form and by such companies as Beneficiary may require and with loss payable to Beneficiary, and in the event Beneficiary takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Beneficiary become the sole property of Beneficiary; and (vi) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof.

(E)             Until Beneficiary exercises its right to collect proceeds of the Collateral pursuant hereto, Trustor will collect with diligence any and all proceeds of the Collateral. If an Event of Default exists, any proceeds received by Trustor shall be held in trust for Beneficiary, and Trustor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Beneficiary and shall deliver to Beneficiary such collections at such time as Beneficiary may request in the identical form received, properly endorsed or assigned when required to enable Beneficiary to complete collection thereof.

(F)             Beneficiary shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code of the state in which the Collateral is located, as well as all other rights and remedies available at law or in equity. During the continuation of any Event of Default hereunder or under either of the Notes, Beneficiary shall have the right to take possession of all or any part of the Collateral, to receive directly or through its agent(s) collections of proceeds of the Collateral (including notification of the persons obligated to make payments to Trustor in respect of the Collateral), to release persons liable on the Collateral and compromise disputes in connection therewith, to exercise all rights, powers and remedies which Trustor would have, but for the security agreement contained herein, to all of the Collateral and proceeds thereof, and to do all other acts and things and execute all documents in the name of Trustor or otherwise, deemed by Beneficiary as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and

(G)            During the continuation of any Event of Default hereunder or under either of the Notes, Trustor shall, at the request of Beneficiary, assemble and deliver the Collateral and books and records pertaining to the Property at a place designated by Beneficiary, and Beneficiary may, with reasonable notice to Trustor (unless an emergency or Event of Default exists, in which case no notice shall be required), enter onto the Property and take possession of the Collateral. It is agreed that public or private sales, for cash or on credit to a wholesaler or retailer or investor, or user of collateral of the types subject to the security agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. The proceeds of any sale of the Collateral shall be applied first to the expenses of Beneficiary actually incurred in retaking, holding, preparing for sale, or selling the Collateral or similar matters, including reasonable and actual attorneys’ fees, and then, as Beneficiary shall solely determine.

(H)            Trustor represents and warrants to Beneficiary that (i) Trustor’s exact legal name is as set forth in the heading to the Deed of Trust; (ii) if Trustor is an organization, Trustor’s type of organization and jurisdiction of organization are as set forth in the heading to this Deed of Trust, and Trustor’s chief executive office is located at the address set forth for notices to Trustor in this Deed of Trust; (iii) if Trustor is an individual, Trustor’s principal residence is at Trustor’s address for notices set forth in the Deed of Trust; (iv) except as specifically disclosed by Trustor to Beneficiary prior to the execution of this Deed of Trust, during the five (5) years and six months prior to the date of this Deed of Trust, Trustor has not been known by any legal name different from the one set forth in the heading of the Deed of Trust nor has Trustor been the subject of any merger, consolidation, or other corporate or organizational reorganization.

(I)              Trustor agrees that so long as this Deed of Trust remains in effect, it will notify Beneficiary in writing at least sixty (60) days in advance of: (i) any change whatsoever in the name of Trustor; (ii) any change whatsoever in the state or jurisdiction in which Trustor is formed or, if Trustor is an individual, in which Trustor’s principal residence is located, or (iii) any change whatsoever in the name(s) under which Trustor conducts business, any new names under which Trustor intends to do business; or, (iv) any new addresses at or from which Trustor intends to do business or to keep collateral of any kind. Trustor shall in any event keep all collateral within one or more of the United States of America.

1.16 Covenants Regarding Financial Statements.

(A)            Trustor shall keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice and principles applied on a consistent basis from year to year shall be made of all dealings or transactions with respect to the Property.

(B)           (1)           Trustor shall deliver to Beneficiary:

(a)               Within sixty (60) days after the last day of each fiscal year of Trustor during the term of the Notes, unaudited annual financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property, the financial condition of Trustor, Trustor’s general partners(s), shareholder(s), member(s) and such principals of Trustor as Beneficiary may from time to time designate, for the previous fiscal year, all certified to Beneficiary to be complete, correct and accurate by the individual, managing general partner, manager or chief financial officer of the party whom the report concerns; and

(b)              if available, within thirty (30) days after receipt by Trustor, original annual audit reports of an independent certified public accountant prepared in accordance with generally accepted accounting principles containing an unqualified opinion, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of Trustor, Trustor’s general partner(s), shareholder(s), member(s) and such principals of Trustor as Beneficiary may from time to time designate, for the previous fiscal year;

(2)               If, in Beneficiary’s reasonable opinion, the loan to value ratio is then seventy-five percent (75%) or greater, Trustor shall also deliver, at Beneficiary’s request from time to time (but no more often than once in each fiscal quarter of Trustor during the term of the Notes), unaudited financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of Trustor, Trustor’s general partner(s), shareholder(s), member(s) and such principals of Trustor as Beneficiary may from time to time request, for the previous fiscal quarter, a portfolio analysis report covering the operation of all properties of which Trustor or any of Trustor’s general partners, shareholder(s), member(s) or principals designated by Beneficiary is the owner or a general partner of the owner, setting out a cash flow statement (including debt service payments) for each such property, and a current rent roll of the Property, all certified to Beneficiary to be complete, correct and accurate by the individual, managing general partner or chief financial officer of the party whom the report concerns.

(3) All reports shall include, without limitation, balance sheets and statements of income and of partner’s equity, if applicable, setting forth in each case in comparative form the figures for the previous fiscal quarter or year, as the case may be. The interim quarterly reports shall also include a breakdown of all categories of revenues and expenses, and any supporting schedules and data requested by Beneficiary. Each set of annual or quarterly financial reports or quarterly rent rolls delivered to Beneficiary pursuant to this Section 1.16 shall also be accompanied by a certificate of the chief financial officer or the managing general partner of Trustor, stating whether any condition or event exists or has existed during the period covered by the annual or quarterly reports which then constituted or now constitutes an Event of Default under either of the Notes or this Deed of Trust, and if any such condition or event then existed or now exists, specifying its nature and period of existence and what Trustor did or proposes to do with respect to such condition or event.

(C)            In the event such statements are not in a form reasonably acceptable to Beneficiary or Trustor fails to furnish such statements and reports, then Beneficiary shall have the immediate and absolute right to audit the respective books and records of the Property and Trustor at the expense of Trustor.

1.17 Environmental Covenants and Indemnities. Trustor covenants:

(A)            That no Hazardous Materials (as defined below) shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property other than Hazardous Materials in quantities and of types reasonably and customarily associated with general office use which have been and are stored, used and disposed of in compliance with Hazardous Material Laws (as defined below) and the presence of which do not require compliance with any reporting requirements under any Hazardous Material Laws;

(B)          That no activity shall be undertaken on the Property which would cause:

(1)           the Property to become a hazardous waste treatment, storage or disposal facility under any Hazardous Material Law,

(2)           a release or threatened release of Hazardous Material from the Property in violation of any Hazardous Material Law, or

(3)           the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law and for which no such permit has been issued;

(C)          That no activity shall be undertaken or permitted to be undertaken, by Trustor on the Property which would result in a violation under any Hazardous Material Law;

(D)            To obtain and deliver to Beneficiary, within a reasonable time following completion of actions required by an appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to Beneficiary, in form and substance satisfactory to Beneficiary, certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Materials on or about the Property to the levels required by the appropriate governmental agencies have been taken and, to the knowledge of such professional, the Property is then in compliance with applicable Hazardous Material Laws as then in effect and applicable to such actions. For purposes of this Deed of Trust, “Hazardous Materials” means and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous Material Law, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use. “Hazardous Material Laws” means all federal, state and local laws (whether under common law, statute or otherwise), ordinances, rules, regulations and guidance documents now in force, as amended from time to time, in any way relating to or regulating human health or safety, industrial hygiene or environmental conditions, protection of the environment, pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., the Clean Water Act, 33 U.S.C. §1251, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., the Occupational Safety and Health Act, 29 U.S.C. §651, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1321, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.

(E)             Trustor hereby agrees, at its sole cost and expense, to unconditionally indemnify, defend, and hold Beneficiary, its directors, officers, employees and agents harmless against any loss, liability, damage (whether direct or consequential), expenses, claims, penalties, fines, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, attorneys’ and experts’ fees and disbursements and court costs) (collectively, the “Liabilities”) arising under any Hazardous Material Law, or any other Liabilities which may be incurred by or asserted against Beneficiary directly or indirectly resulting from the presence of Hazardous Material on the Property. Trustor shall assume the burden and expense of defending all suits, administrative proceedings and disputes of any description with all persons, entities, political subdivisions or government agencies arising out of the matters to be indemnified under this Deed of Trust. Trustor shall pay, promptly upon entry, any nonappealable order, judgment or other final resolution of any claim or dispute arising out of the matters to be indemnified under this Deed of Trust and shall pay promptly when due any fines, penalties or agreed settlements arising out of the matters to be indemnified under this Deed of Trust. In the event that such payment is not made, Beneficiary, at its sole discretion, may proceed to file suit against Trustor to compel such payment. Promptly following completion of any actions imposed upon Trustor under any Hazardous Material Law, Trustor shall obtain and deliver to Beneficiary, an environmental report in form and substance reasonably acceptable to Beneficiary from an environmental consultant acceptable to Beneficiary, stating that all required action has been taken, and that upon completion of such action, the Property is, to the knowledge of such professional, then in compliance with the applicable Hazardous Material Laws. Such indemnification shall survive payment of the Notes, but shall become null and void and of no further force or effect in the event Beneficiary or any other party obtains title to the Property through foreclosure or exercise of power of sale under this Deed of Trust or deed in lieu of foreclosure or exercise of power of sale.

1.18 Further Assurances. Trustor, from time to time, will execute, acknowledge, subscribe and deliver to or at the direction of Beneficiary such documents and further assurances as Beneficiary may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by this Deed of Trust or the security to be afforded by the Related Agreements, or both. Without limiting the foregoing and notwithstanding anything in this Deed of Trust or the Related Agreements to the contrary, Trustor will defend, indemnify and hold Beneficiary harmless with respect to any suit or proceeding in which the validity, enforceability or priority of any such lien or security interest, or both, is endangered or contested, directly or indirectly. If Trustor fails to undertake the defense of any such claim in a timely manner, or, in Beneficiary’s sole determination, fails to prosecute such defense with due diligence, then Beneficiary is authorized to take, at the sole expense of Trustor, all necessary and proper action in defense of any such claim, including, without limitation, the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all costs and attorneys’ and paralegals’ fees. All cost, expenses and losses, if any, so incurred by Beneficiary, including all attorneys’ and paralegals’ fees, regardless of whether suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Beneficiary as provided in Section 1.14 hereinabove.

1.19 Trustor’s Continued Existence. Trustor shall at all times during the term of the Loan maintain its legal existence and qualification to do or transact business in the state in which the Property or any of the Collateral is located and shall maintain its legal existence and good standing in the state in which Trustor was created.

ARTICLE II

EVENTS OF DEFAULT

Each of the following shall constitute an event of default (“Event of Default”) hereunder:

2.1 Monetary and Performance Defaults.

(A)            Failure to make any payment due under either of the Notes or any note evidencing a Future Advance, other than the final payment and Prepayment Premium, or to make any payment due under this Deed of Trust to Beneficiary or any other party, including without limitation, payment of escrow deposits, real estate taxes, insurance premiums and ground rents, if any, on or before the fourth day after such payment is due; or,

(B)            Failure to make the final payment or the Prepayment Premium due under either of the Notes or any note evidencing a Future Advance when such payment is due whether at maturity, by reason of acceleration, as part of a prepayment or otherwise (the defaults in (A) and (B) hereinafter “Monetary Default”); or

(C)            Breach or default in the performance of any of the covenants or agreements of Trustor contained herein or in any Related Agreement (“Performance Default”), if such Performance Default shall continue for fifteen (15) days or more after written notice to Trustor from Beneficiary specifying the nature of the Performance Default; provided, however, that if such Performance Default is of a nature that it cannot be cured within the 15 day period, then Trustor shall not be in default if it commences good faith efforts to cure the Performance Default within the 15 day period, demonstrates continuous diligent efforts to cure the Performance Default in a manner satisfactory to Beneficiary and, within a reasonable period, not to exceed 180 days after the date of the original written notice of the Performance Default, completes the cure of such Performance Default. Notwithstanding the foregoing, if the breach or default is one which is defined as an Event of Default elsewhere in this Article II or in the default definition of any Related Agreement, then Trustor shall not be entitled to any notice or cure period upon the occurrence of such breach or default except for such notice and cure periods, if any, as may be expressly granted in such other defined Event of Default.

2.2 Bankruptcy, Insolvency, Dissolution.

(A)            Any court of competent jurisdiction shall sign an order (i) adjudicating Trustor, or any person, partnership or corporation holding an ownership interest in Trustor or in any partnership comprising Trustor, or any guarantor (which term when used in this Deed of Trust shall mean guarantor of payment of the indebtedness) bankrupt or insolvent, (ii) appointing a receiver, trustee or liquidator of the Property or of a substantial part of the property of Trustor, or any person, partnership or corporation holding an ownership interest in Trustor, or in any partnership comprising Trustor, or any guarantor, or (iii) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Beneficiary or of other creditors of Trustor, or any person, partnership or corporation holding an ownership interest in Trustor, or in any partnership comprising Trustor or any guarantor; or

(B)            Trustor, any person, partnership or corporation holding an ownership interest in Trustor or in any partnership comprising Trustor, shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (ii) as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it and any proceeding under such law, (iii) admit in writing an inability to pay its debts as they mature, or (iv) make a general assignment for the benefit of creditors; or

(C)            An involuntary petition in bankruptcy is filed against Trustor, or any person, partnership or corporation holding an ownership interest in Trustor or in any partnership comprising Trustor and the same is not vacated or stayed within 30 days of the filing date.

2.3 Misrepresentation. Trustor makes or furnishes a representation, warranty, statement, certificate, schedule and/or report to Beneficiary in or pursuant to this Deed of Trust or any of the Related Agreements which is false or misleading in any material respect as of the date made or furnished.

2.4 Default under Subordinate Loans. An occurrence of a default under any loan subordinate to this Deed of Trust which is not an independent default under this Deed of Trust which results in the commencement of foreclosure proceedings or the taking of any other remedial action under such subordinate loan.

2.5 Breach of Due on Sale or Encumbrance Provision. Any occurrence of a prohibited Transfer under Section 1.8 hereof.

ARTICLE III
REMEDIES

Notwithstanding any provision to the contrary in the Notes, this Deed of Trust, or any of the Related Agreements, upon the occurrence of an Event of Default, such Event of Default shall be deemed to exist and be continuing unless and until (a) applicable law requires Beneficiary to accept a cure by Trustor of such Event of Default or (b) Beneficiary elects, in its sole and absolute discretion, to accept a cure by Trustor of such Event of Default. During the continuation of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies set forth in Sections 3.1 through 3.8:

3.1 Acceleration. Notwithstanding the stated maturity date in the Notes, or any note evidencing any Future Advance, Beneficiary may without notice or demand, declare the entire principal amount of the Notes and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder including, but not limited to the Prepayment Premium described in the Notes, to be due and payable immediately.

3.2 Entry. Irrespective of whether Beneficiary exercises the option provided in Section 3.1 above, Beneficiary in person or by agent or by court-appointed receiver may, at its option, without any action on its part being required, without in any way waiving such Event of Default, with or without the appointment of a receiver, or an application therefor:

(A)            Take possession of the Property and conduct tests of, manage or hire a manager to manage, lease and operate the Property or any part thereof, on such terms and for such period of time as Beneficiary may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Beneficiary;

(B)            With or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property to pay Rents and Profits directly to Beneficiary, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

(1) all costs and expenses incident to taking and retaining possession of the Property (including the cost of any receivership), management and operation of the Property, keeping the Property properly insured and all alterations, renovations, repairs and replacements to the Property;

(2) all taxes, charges, claims, assessments, and any other liens which may be prior in lien or payment to this Deed of Trust or the Notes, and premiums for insurance, with interest on all such items; and

(3) the indebtedness secured hereby together with all costs and attorneys’ fees, in such order or priority as to any of such items as Beneficiary in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding;

(C)           Exclude Trustor, its agents and servants, wholly from the Property;

(D)           Have joint access with Trustor to the books, papers and accounts of Trustor relating to the Property, at the expense of Trustor;

(E)             Commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Beneficiary hereunder, whether brought by or against Trustor or Beneficiary; and

(F)             Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Beneficiary may affect or appear to affect the interest of Beneficiary or the rights, powers and/or duties of Beneficiary hereunder.

Trustee or Beneficiary, as a matter of right without notice to Trustor or anyone claiming under it and without regard to the then value of the Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers to take charge of the Property or any portion thereof. Any such receiver or receivers shall have all of the usual and customary powers and duties of receivers in like or similar cases and all of the powers and duties of Beneficiary in case of entry as provided hereinabove, including without limitation, the right to collect and receive Rents and Profits. All such Rents and Profits paid to Trustee or Beneficiary or collected by such receiver shall be applied as provided for in subparagraph 3.2(B) above. Trustor for itself and any subsequent owner of the Property hereby waives any and all defenses to the application for such receiver and hereby irrevocably consents to such appointment without notice of any application therefor.

The receipt by Beneficiary of any Rents and Profits pursuant to this Deed of Trust after the institution of foreclosure or other proceedings under the Deed of Trust shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto. After deducting the expenses and amounts set forth above in this Section 3.2, as well as just and reasonable compensation for all Beneficiary’s employees and other agents (including, without limitation, reasonable and actual attorneys’ fees and management and rental commissions) engaged and employed, the moneys remaining, at the option of Beneficiary, may be applied to the indebtedness secured hereby. Whenever all amounts due on the Notes and under this Deed of Trust shall have been paid and all Events of Default have been cured and any such cure has been accepted by Beneficiary, Beneficiary shall surrender possession to Trustor. The same right of entry, however, shall exist if any subsequent Event of Default shall occur; provided, however, neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section 3.2.

3.3 Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof. The Property may be foreclosed in parts or as an entirety.

3.4 Power of Sale. Beneficiary may elect to cause the Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. Should Beneficiary elect to sell the Property, or any part thereof, which is real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Property or any part thereof at public auction to the highest bidder for cash in lawful money of the United States payable at time of sale, or as otherwise provided by applicable law. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder in the manner required by law. If the Property consists of several lots, parcels or items of property, Beneficiary may designate the order in which such lots, parcels or items shall be offered for sale or sold. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured plus interest, late charges, prepayment fees, and reasonable attorneys’ fees and trustees’ fees, as herein provided. Should Beneficiary desire that more than one sale or other disposition of the Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not sold until all indebtedness secured hereby has been fully paid. In the event of default of any purchaser, Trustee shall have the right to resell the Property as set forth above. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals of facts in any such deed or deeds such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

3.5 Rescission of Notice of Default. Beneficiary, from time to time before Trustee’s sale, public sale or deed in lieu of foreclosure, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale or such documents as may be required by the laws of the state in which the Property is located to effect such rescission. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or Event of Default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Notes and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

3.6 Beneficiary’s Remedies Respecting Collateral. Beneficiary may realize upon the Collateral, enforce and exercise all of Trustor’s rights, powers, privileges and remedies in respect of the Collateral, dispose of or otherwise deal with the Collateral in such order as Beneficiary may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the state in which the Property is located as well as all other rights and remedies available at law or in equity.

3.7 Proceeds of Sales. The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied as follows:

(A)            To the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including the cost of evidence of title in connection with the sale, compensation to Trustee and Beneficiary, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the interest rate applicable under the Notes, but limited to any maximum rate permitted by law to be charged by Trustee;

(B)            To the payment of any and all sums expended by Beneficiary under the terms hereof, not then repaid, with accrued interest at the Default Rate set forth in the Notes, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Notes, or any note evidencing any Future Advance, or any of the Related Agreements, including, without limitation, all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided; and

(C)            To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Notes, any notes evidencing any Future Advance, and any other obligation secured hereby, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full; and then

(D)          The remainder, if any, to the person or persons, including Trustor, legally entitled thereto.

3.8 Condemnation and Insurance Proceeds. All Proceeds and any interest earned thereon shall be paid over either by the condemning authority, insurance company or escrow agent to Beneficiary and shall be applied first toward reimbursement of the costs and expenses of Beneficiary (including reasonable attorneys’ fees), if any, in connection with the recovery of such Proceeds, and then shall be applied in the sole and absolute discretion of Beneficiary and without regard to the adequacy of its security under this Deed of Trust:

(A)         to the payment or prepayment of all or any portion of the Notes including the Prepayment Premium described in the Notes;

(B)          to the reimbursement of expenses incurred by Beneficiary in connection with the restoration of the Property; or

(C)            to the performance of any of the covenants contained in this Deed of Trust as Beneficiary may determine. Any prepayment of the Notes or portion thereof pursuant to Beneficiary’s election under this section shall be subject to the Prepayment Premium described in the Notes.

3.9 Waiver of Marshaling, Rights of Redemption, Homestead and Valuation.

(A)            Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshalled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

(B)            To the fullest extent permitted by law, Trustor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exception, monitoring reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Notes, the debt evidenced thereby, or this Deed of Trust.

3.10 Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein. Every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Notes, any Future Advance, or under any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

3.11 Nonrecourse. Beneficiary acknowledges and agrees that the liability of Trustor under the Notes, this Deed of Trust and the Related Agreements is limited as provided in the Notes, the provisions of which are hereby incorporated by this reference.

ARTICLE IV

MISCELLANEOUS

4.1 Severability. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

4.2 Certain Charges and Brokerage Fees.

(A)            Trustor agrees to pay Beneficiary a commercially reasonable charge for each written statement requested of Beneficiary as to the obligations secured hereby, furnished at Trustor’s request. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial release or reconveyance of this Deed of Trust, transmittal to an escrow holder of moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Property, and replacing an existing policy of insurance held hereunder with another such policy.

(B)            Trustor agrees to indemnify and hold Beneficiary harmless from any responsibility and/or liability for the payment of any commission charge or brokerage fees to anyone which may be payable in connection with the funding of the loan evidenced by the Notes and this Deed of Trust or refinancing of any prior indebtedness, if applicable, based upon any action taken by Trustor. It is understood that any such commission charge or brokerage fees shall be paid directly by Trustor to the entitled parties.

4.3 Notices.

(A)            All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices, demands and other communications of any kind or nature whatever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, to the appropriate address set forth below, or at such other place as Trustor, Beneficiary or Trustee, as the case may be, may from time to time designate in writing by ten (10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Beneficiary shall be equally effective if given by Beneficiary’s agent, if any.

(B)            Trustor hereby requests that any notice, demand, request or other communication (including any notice of an Event of Default and notice of sale as may be required by law) desired to be given or required pursuant to the terms hereof be addressed to Trustor as follows:

AmeriVest Camelback Inc.

1780 South Bellaire Street
Suite 100

Denver, Colorado 80222

With a copy to:

Stephen R. Voelker, Esq.

Jenkens & Gilchrist

1445 Ross Avenue

Suite 3200

Dallas, Texas 75202

All notices and other communications to Beneficiary shall be addressed as follows:

Allstate Investments, LLC

Allstate Plaza South, Suite G5C

3075 Sanders Road

Northbrook, Illinois 60062

Attention:  Commercial Mortgage Loan Servicing Manager

With a copy to:

Allstate Investments, LLC

Investment Law Division

Allstate Plaza South, Suite G5A

3075 Sanders Road

Northbrook, Illinois 60062

All notices to Trustee shall be addressed as follows:

Chicago Title Insurance Company

2415 East Camelback Road

Suite 300

Phoenix, Arizona 85012

By acceptance of this Deed of Trust, Beneficiary collectively represent and warrant to Trustor that they have appointed Allstate Investments, LLC as their agent, investment advisor and manager of their investment assets. Notwithstanding any contrary term or provision in this Deed of Trust or in any Related Agreement, and until Trustor receives written notice signed by Allstate Investments, LLC, (i) Trustor will communicate only to Allstate Investments, LLC with respect to any and all notices, consents, approvals, requests, modifications and agreements required or otherwise relating to this Deed of Trust or the Loan (collectively “Approvals and Requests”) and Allstate Investments, LLC shall communicate and act on behalf of Beneficiary with respect to all Approvals and Requests, and (ii) Trustor shall be entitled to rely on any communications from or actions by Allstate Investments, LLC with respect to Beneficiary and all Approvals and Requests made to Allstate Investments, LLC by Trustor or made by Allstate Investments, LLC to Trustor shall be deemed to be made to or by Beneficiary, as the case may be, and binding upon Beneficiary. In the event Allstate Investments, LLC ceases to be the agent, investment advisor and investment manager for one or more of the companies comprising Beneficiary, Beneficiary collectively agree that they shall appoint another agent or shall designate one of the companies comprising Beneficiary to communicate and act on behalf of Beneficiary. Additionally, Beneficiary collectively represent and warrant that: (i) there will always be one loan servicer in connection with the Loan; (ii) Trustor shall be consistently directed to make all payments due under the Notes to a single loan servicer; and (iii) Trustor shall have no responsibility for allocating any such payments among the holders of the Notes. The Notes shall be pari passu and the interests of each company comprising the Beneficiary or the Lender under this Deed of Trust and the Related Agreements and in and to all Loan Collateral shall be co-equal without any preference or priority over the interests of any other company comprising Beneficiary.

4.4 Trustor Not Released; Certain Trustee Acts.

(A)            Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of Trustor. Beneficiary shall not be required to: commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust, by reason of any demand made by Trustor. Without affecting the liability of any person, including Trustor, but subject to the terms and provisions of Section 3.11, for the payment of any indebtedness secured hereby, or the legal operation and effect of this Deed of Trust on the remainder of the Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows: Beneficiary may from time to time and without notice (i) release any person liable for the payment of any of the indebtedness; (ii) extend the time or otherwise alter the terms of payment of any of the indebtedness; (iii) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or (iv) alter, substitute or release any property securing the indebtedness.

(B)            Beneficiary may, at any time, and from time to time, (i) consent to the making of any map or plan of the Property or any part thereof; (ii) join in granting any easement or creating any restriction thereon; (iii) join in any subordination or other agreement affecting this Deed of Trust or the legal operation and effect or charge hereof; or (iv) release or reconvey, without any warranty, all or part of the Property from the lien of this Deed of Trust.

4.5 Inspection. Upon reasonable prior notice and subject to the rights of tenants under the Leases, Beneficiary may at any reasonable time make or cause to be made entry upon and make inspections, reappraisals, surveys, construction and environmental testing of the Property or any part thereof in person or by agent, and if Beneficiary has a reasonable basis to believe that Trustor is in breach of any covenant of this Deed of Trust in regard to the Property, the cost of any such inspection shall be borne by Trustor.

4.6 Release or Reconveyance or Cancellation. Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall cancel this Deed of Trust or request Trustee to release this Deed of Trust or reconvey the Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall release this Deed of Trust or reconvey the Property without warranty to the person or persons legally entitled thereto. The duly recorded release or reconveyance of the Property shall constitute a reassignment of the Leases by Beneficiary to Trustor. Such person or persons shall pay all fees of Trustee and costs of recordation, if any. The recitals in such release or reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

4.7  Statute of Limitations. Trustor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust.

4.8 Interpretation. Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word “Trustor” shall mean and include both Trustor and any subsequent owner or owners of the Property, and the word “Beneficiary” shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Notes or other obligations secured hereby. In this Deed of Trust, the Notes and the Related Agreements, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural. In this Deed of Trust, the Notes and the Related Agreements, the use of the word “including” shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto.

4.9 Captions. The captions and headings of the Articles and sections of this Deed of Trust, the Notes and the Related Agreements, are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

4.10 Consent. The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Trustor covenants and agrees to reimburse Beneficiary promptly on demand for all legal and other expenses incurred by Beneficiary or its servicing agent in connection with all requests by Trustor for consent or approval under this Deed of Trust.

4.11 Delegation to Subagents. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more subagents.

4.12 Successors and Assigns. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor (but this shall not permit any assignment prohibited hereby) and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary. In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein and in the Related Agreements as well as the obligations arising therefrom are and shall be joint and several as to each such party.

4.13 Governing Law. THIS DEED OF TRUST AND THE RELATED AGREEMENTS ARE INTENDED TO BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. TRUSTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

4.14 Substitution of Trustee. Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

4.15 Changes in Taxation. If, after the date of this Deed of Trust, any law is passed by the state in which the Property is located or by any other governing entity, imposing upon Beneficiary any tax against the Property, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust so that an additional or substitute tax is imposed on Beneficiary or the holders of the Notes, Trustor shall reimburse Beneficiary for the amount of such taxes immediately upon receipt of written notice from Beneficiary. Provided, however, that such requirement of payment shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Beneficiary and if Trustor in fact pays such tax prior to the date upon which payment is required by such notice.

4.16 Maximum Interest Rate. Trustor agrees to pay an effective rate of interest which is the stated rate provided for in the Notes, plus any additional rate of interest resulting from any charges of interest or in the nature of interest paid or to be paid in connection with the loans evidenced by the Notes, including without limitation, any amounts paid pursuant to the provisions of the Notes, this Deed of Trust and that certain Commitment Letter dated July 30, 2004, by and between Beneficiary and Trustor. No provision of this Deed of Trust or of the Notes or of any note evidencing a Future Advance shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. In the event such interest does exceed the maximum legal rate, it shall be canceled automatically to the extent that such interest exceeds the maximum legal rate and if theretofore paid, credited on the principal amount of the Notes or, if the Notes have been prepaid, then such excess shall be rebated to Trustor and Trustor hereby agrees to accept such rebate.

4.17 Time of Essence. Time is of the essence of the obligations of Trustor in this Deed of Trust and each and every term, covenant and condition made herein by or applicable to Trustor.

4.18 Reproduction of Documents. This Deed of Trust and all documents relating thereto, specifically excluding the Notes but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to Beneficiary, may be reproduced by Beneficiary by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Beneficiary may destroy any original document (“Master”) so reproduced. Trustor agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Beneficiary in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

4.19 No Oral Modifications. This Deed of Trust may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

4.20 Trustee Provisions. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged is made a public record as provided by law. The Trust created hereby is irrevocable by Trustor. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon. Trustee shall be under no obligation to notify any party hereof of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust. The necessity of Trustee’s making oath, filing inventory or giving bond as security for the execution of this Deed of Trust, as may now be or hereafter required by the laws of the state in which the Property is located, is hereby expressly waived.

IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust as of the day and year first hereinabove written.

AMERIVEST CAMELBACK INC., an
Arizona corporation

By	/s/ John B. Groonman
John B. Groonman
	Its	Vice President

STATE OF COLORADO	)
) ss.
County of Denver	)

                The foregoing instrument was acknowledged before me this 20th day of August, 2004, by John B. Groonman, the Vice President of AMERIVEST CAMELBACK INC., an Arizona corporation, on behalf of the corporation.

                Witness my hand and official seal.

[SEAL]	/s/ Loretta J. Zerbe
Notary Public

My Commission Expires:

3/17/2005

EXHIBIT “A”
(Property Description)

The land referred to in this document is situated in the State of Arizona, County of Maricopa, and described as follows:

PARCEL NO. 1:

Parcel 40, ARIZONA BILTMORE ESTATES, a subdivision recorded in Book 183 of Maps, page 35, records of Maricopa County, Arizona

PARCEL NO. 2:

Lot 2, CAMELBACK LAKES CORPORATE CENTER - PARCEL 38, a subdivision recorded in Book 449 of Maps, page 14, records of Maricopa County, Arizona

PARCEL NO. 3:

Non-exclusive easement for vehicular and pedestrian ingress and egress and parking for the benefit of Parcel 2, as set forth in EASEMENT AGREEMENT recorded in Docket 13151, page 1055.

PARCEL NO. 4:

Non-exclusive easement for ingress and egress for reasonable vehicular and pedestrian traffic and parking for the benefit of Parcel 1 and 2, as set forth in GRANT OF EASEMENT recorded in Docket 14716, page 929.

PARCEL NO. 5:

Non-exclusive easement for ingress and egress for vehicular traffic and for surface water drainage and for existing stop sign as set forth in RESTATED DECLARATION OF EASEMENTS AND MAINTENANCE, recorded in Recording No. 97-639191.

PARCEL NO. 6:

All easements, rights and benefits set forth in Parking Easement and Agreement recorded May 18, 1998 in Recording No. 98-0412811.

PARCEL NO. 7:

All easements, rights and benefits set forth in Declaration of Covenants, Conditions and Restrictions recorded in Docket 12246, page 1155.

EXHIBIT “B”
(Fixture Filing)

Pursuant to the security agreement contained in this Deed of Trust (“Security Agreement”) and the appropriate Uniform Commercial Code (“UCC”) sections in the State in which the Fixtures are located, as amended and recodified from time to time, this Deed of Trust shall constitute a Fixture Filing.

1.               Description of Fixtures “Fixtures” shall include all articles of personal property now or hereafter attached to, placed upon for an indefinite term or used in connection with said real property, appurtenances and improvements together with all goods and other property which are or at any time become so related to the Property that an interest in them arises under real estate law.

2.               Description of Collateral The Collateral, as defined in the Security Agreement, includes, without limitation, the following items and types of Collateral as well as certain other items and types of Collateral:

All equipment, fixtures, goods, inventory and all present and future accessions and products thereof and thereto as defined in the UCC, now or at any time acquired, used, or to be used for or in connection with the construction, use or enjoyment of the Property by Trustor, whether in the possession of Trustor, warehousemen, bailees or any other person and whether located at the Property or elsewhere, including without limitation:

(A)            all building, maintenance or service equipment; building, maintenance or raw materials or supplies; component parts or work in process; appliances; furnishings; machinery; and tools; and

(B)            all goods and property covered by any warehouse receipts, bills of lading and other documents evidencing any goods or other tangible personal property of any kind (including any Collateral) in which Trustor now or at any time hereafter has any interest in connection with any or all of the Property or Collateral; and

(C)          any and all products of any accessions to any such Collateral which may exist at any time.

Part of the above described goods are or are to become Fixtures on the Property. As used in this Exhibit to qualify the scope of Beneficiary’s security interest in any of the Collateral, the phrase “in connection with any or all of the Property or Collateral” shall be used in its broadest and most comprehensive sense and shall include without limitation property used or acquired (or to be used or acquired) in connection with the improvement, development, construction, repair or remodeling of any or all of the Property, property arising from or in connection with the operation, use, maintenance, occupancy, sale, lease or disposition of any or all of the Property or Collateral, property used or acquired (or to be used or acquired) in connection with Trustor’s performance of any of its obligations to Beneficiary, and property acquired with any loan proceeds. If any property is used (or to be used) for multiple or different purposes, and one such purpose relates to any aspect of the Property or collateral, such property shall constitute Collateral hereunder, unless Beneficiary shall release such property from this Fixture Filing and Beneficiary’s security interest in a duly executed written instrument.

3.             Relation of Fixture filing to Deed of Trust: Some or all of the Collateral described in Section 2 above may be or become Fixtures in which Beneficiary has a security interest under the Security Agreement. However, nothing herein shall be deemed to create any lien or interest in favor of Trustee under this Deed of Trust in any such Collateral which is not a fixture, and the purpose of this Exhibit B is to create a fixture filing under the appropriate Uniform Commercial Code sections in the State in which the Fixtures are located, as amended or recodified from time to time. The rights, remedies and interests of Beneficiary under this Deed of Trust are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Security Agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies, or interests under this Deed of Trust as Beneficiary may from time to time deem appropriate.

4.             Name and Address of Beneficiary:

Allstate Life Insurance Company
Allstate Life Insurance Company of New York
 c/o Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 Sanders Road
Northbrook, Illinois 60062
Attention: Commercial Mortgage Loan Servicing Manager

5.             Other Fixture Financing and Removal of Fixtures

(A)          Beneficiary has not consented to any other security interest of any other person in any Fixtures and has not disclaimed any interest in any Fixtures; and

(B)            Beneficiary has not agreed or consented to the removal of any Fixtures from the Property, and any such consent by Trustor shall not be binding on Beneficiary. Beneficiary reserves the right to prohibit the removal of any Fixtures by any person with the legal right to remove any Fixtures from the Property unless and until such person makes arrangements with (and satisfactory to) Beneficiary for the payment to Beneficiary of all costs of repairing any physical injury to the Property which may be caused by the removal of such Fixtures. Any such payment shall be made directly to Beneficiary at its request, and Beneficiary may hold such payment as additional collateral under this Deed of Trust. Failure by Trustor to cause the delivery to Beneficiary of any such payment shall constitute both: (i) waste under (and breach of)

ii

this Deed of Trust; and (ii) conversion of Collateral under (and a breach of) the Security Agreement.

iii